ACE HARDWARE CORPORATION

RESTATED OFFICER INCENTIVE PLAN

(Effective January 1, 1999)
1.       ESTABLISHMENT AND PURPOSE

The Officer Incentive Plan is hereby amended and restated effective January 1, 1999. Ace Hardware Corporation (the Corporation) has established this officer incentive program to provide officers and key employees with financial motivation to act in the best interests of the Corporation. The program consists of a Short-Term Incentive Plan (the ST Plan) and a Value Added Long-Term Incentive Plan (the VA Plan). More specifically, the goals of the program are to:

 * Provide award opportunities which balance short- and long-term performance orientations,
 * Provide a strong retention vehicle,
* Provide significant compensation opportunities in return for outstanding performance,
* Reward performance measured over both short- and long-term performance periods,
 * Measure the elements of value which participants can impact, and
* Provide a performance component for capital accumulation through the long-term incentive compensation deferral option plan.
2.   EFFECTIVE DATES
The ST Plan is effective as of fiscal year 1999. The VA Plan is effective for the three-year period Fiscal Year 1997 through Fiscal Year 1999. It will continue in effect for each subsequent rolling three-year period until and unless terminated by the Board of Directors (the Board).
3.   ELIGIBILITY AND PARTICIPATION
Participants in the Program shall include those officers and key employees of the Corporation who meet the following eligibility criteria:

     * Have an impact on both short- and long-term results,
      * Are in positions with long-result cycle timeframes, and
      * Manage distinct functions or business units.
Based on these characteristics, the Program will apply to all officers and key employees, as designated on Exhibit A. The President, may at any time recommend to the Board the addition or deletion of Plan Participants. The Board will have final authority to approve or disapprove such recommendations. Existing Participants' award opportunities will not be positively or negatively affected by the addition or deletion of Participants.
4.   DEFINITIONS OF KEY TERMS
     The key terms of the Plan are defined in this section:
a. "Participant" means any officer or key employee designated to participate in the Program.

b. "Performance Period" means one fiscal year for the ST Plan and a period of three consecutive fiscal years for the VA Plan.

c. "Base Salary" as relates to the ST Plan is the base salary of Participant's compensation, before any deferrals and excluding any amounts paid under the VA Plan. Base Salary as relates to the VA Plan is a cumulative base salary of Participant's compensation for a three-year Performance Period, before any deferrals and excluding any amounts paid pursuant to the ST Plan.

d. "Total Actual Gross Patronage Dividend" is a dividend dollar amount derived from actual Retail Support Center (RSC) sales combined with actual Lumber and Building Material (LBM) sales including Ace Canada RSC sales and LBM sales. It specifically includes the following components:

      - Total Patronage Dividend,
      - International or Other Non-Patronage Income or Loss,
      - Paint International Non-Patronage Income or Loss,
      - Stop Handling Charge Subsidy,
      - Stop Freight Subsidy,
      - LTL Plus HC Subsidy,
      - All Non-Patronage Business Income or Loss,
      - Other Significant Nonrecurring Items.
e. "Total Gross Patronage Dividend Threshold" is the minimum acceptable dividend dollar amount derived from actual RSC sales and actual LBM sales (i.e., actual dividends below this level do not warrant a VA Plan payout).

f. "Permanent Sharing Ratio" is a constant percent to be applied to the difference between the Total Actual Gross Patronage Dividend and the Total Gross Patronage Dividend Threshold for purposes of determining the annual contribution/deduction to the VA Plan dollar pool.

g. "Participant Sharing Ratio" is a unique percent assigned to each Participant which indicates how the total VA Plan dollar pool will be distributed. Each Participant's ratio will be determined by his/her Base Salary divided by the sum of all Base Salaries. All individual Participant Sharing Ratios will total 100 percent for any given VA Plan Performance Period.

h. "Participant Account" is a record of the cumulative annual adjustments of awards under the VA Plan allocated to a Participant.

i. "Retirement", for the purposes of this Pro ram only, shall be defined as the first day of the month following the conclusion of a Participant's active employment on or after the Participant attains either (1) age 55 with 10 years of service, (2) age 60 with 5 years of service or (3) age 65.

j. "Disability" shall be defined as when a Participant becomes totally disabled as described in the Corporation's Long-term Disability Plan.

5. PROGRAM ADMINISTRATION
Compensation and Human Resources Committee: The Board Compensation and Human Resources Committee (the Committee) shall be responsible for overall Plan administration. The Committee is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Corporation, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan.

The Committee may request the assistance of the Board in making any determination under the Plan or in carrying out its duties hereunder. The Committee may also delegate selected responsibilities to Corporation officers to facilitate day-to-day Plan administration. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons whomsoever.

Amendment, Modification, and Termination of the Plan: The Board, or if designated the Committee, may at any time terminate, and from time to time may amend or modify the Plan to meet the best interests of the Corporation (e.g., to modify the incentive pool calculation formula in light of a major acquisition or merger). Amendments to the Plan will only be made in light of extraordinary events, under which a failure to amend would result in a performance award not consistent with the stated purpose of the Plan.

 6.   ST PLAN DESIGN
Performance Measure: The President and/or the Reporting Officer will, on a periodic basis, develop individual and team business objectives for eligible participants. Once approved, these objectives will become the basis for assessing performance and assigning awards under the ST Plan. The President, at his discretion, may also consider other factors in assessing overall performance.
Performance Period: The ST Plan is designed to operate with one-year Performance Periods.
Award Opportunities: The maximum award opportunity for any given Participant will be as set forth on Exhibit A. Exhibit B sets forth the multiplier matrix for the team portion of the short term goal.
7.   VA PLAN DESIGN
Performance Measure: Participants will share in a proportion of the value added to the Corporation over time. Each fiscal year an adjustment (contribution or deduction) will be made to an incentive fund for the VA Plan Participants based on the value added to the Corporation during the year.

The value added is based on Actual Gross Patronage Dividend realized during the fiscal year over a Gross Patronage Dividend Threshold for the same fiscal year. Corporation performance (in terms of Gross Patronage Dividend) above the threshold level will result in an increase in the incentive fund based on the Permanent Sharing Ratio. Company performance below the threshold will result in a deduction from the incentive fund based on the Permanent Sharing Ratio.

Following is a presentation of ratios in effect as of January 1, 1999 pertaining to the VA Plan. These ratios may be adjusted from time to time by the Board (as set forth on Exhibit A):

      * Gross Patronage Dividend Threshold for actual RSC sales is 5.4 percent
      * Gross Patronage Dividend Threshold for actual LBM sales is 0.45 percent
      * Permanent Sharing Ratio is 4.96 percent.
     A financial model which supports the VA Plan is presented in Exhibit C.
Performance Period: The VA Plan is designed to operate with three-year Performance Periods, with a new Performance Period beginning each year.

Award Opportunities: The Corporation's Compensation Strategy calls for a greater emphasis on rewarding long-term performance. With this in mind, the VA Plan calls for targeted award opportunities as set forth on Exhibit A. These targets are reflected in the present Permanent Sharing Ratio and will be considered in establishing Permanent Sharing Ratios for future Performance Periods.

 8.   ADJUSTMENTS TO THE PARTICIPANTS' VA PLAN ACCOUNTS
Collectively: Adjustments to the value-added account of Participants will be made annually. The total performance adjustment for all Participants as a group will be calculated as follows:
* If the Total Actual Gross Patronage Dividend exceeds the Total Gross Patronage Dividend Threshold, the total amount to be added is equal to the excess multiplied by the Permanent Sharing Ratio.

* If the Total Actual Gross Patronage Dividend is less than the Total Gross Patronage Dividend Threshold, the total amount to be subtracted is equal to the shortfall multiplied by the Permanent Sharing Ratio. The subtraction can either be applied to Participants' current Performance Period accounts or to their deferred nonvested award account (see Section 9).

Individually: A Participant Sharing Ratio will be assigned to each VA Plan Participant based on his/her Base Salary as a percentage of the total Base Salaries for all Participants. The total funded award pool will be allocated to individual Participants based on their respective ratios. Individual accounts will be maintained on a yearly basis, and Participants will receive periodic statements detailing account value and the effect of recent financial results.

 9.   VA PLAN VESTING AND DISTRIBUTION
Tier A Participants immediately vest in two-thirds of the calculated award at the end of each Performance Period. Of the vested amount, half will be paid in cash or deferred at employee's option within the first quarter of the subsequent Fiscal Year. The other half, at employee's option, may be invested in the Pacific Mutual or Metropolitan supplemental life insurance plans (if Participant is participating in such plans) or deferred (See Section 10).

With regard to the remaining one-third award, it may be immediately deferred, but it becomes vested one year following the end of the Performance Period. For example, the non-vested award portion applicable for the 1997-1999 VA Plan will become vested as of the end of Fiscal Year 2000.

Tier B Participants are immediately vested in their entire award which will be paid in cash within the first quarter of the subsequent Fiscal Year.

10.  ST AND VA PLAN DEFERRAL ELECTION
Prior to or during the Performance Period, a Participant may elect to defer to a future date any or all of his/her award that otherwise would be payable. Such decisions are subject to Deferral Plan provisions and shall be made prior such sums becoming earned and payable.
11.  CHANGES IN EMPLOYMENT STATUS
If a Plan Participant's employment terminates during a Performance Period because of death, retirement, or permanent disability, the Participant (or his/her Beneficiary) will be 100 percent vested in his/her (a) Participant's Account including any portion of an award subject to the one year deferral period for vesting, and (b) all sums accrued towards his/her Account for the next two year rolling periods. In the case of a voluntary or an involuntary termination, the Participant will forfeit (a) any portion of an award that is subject to the required one year deferral period and not vested, and (b) all sums accrued towards his/her Account for the next two year rolling periods. The Participant's Account shall be immediately payable unless otherwise deferred by the Participant (See Section 10).
12.  CHANGES IN CONTROL
Upon the occurrence of a Change in Control of the Corporation, Participants' awards for the Plans then in effect shall be calculated based on a pro rata application of the performance criteria as of the end of the date the Change of Control is effective. All awards then made, as well as any prior awards currently non-vested or in deferral, will become immediately vested with cash payments made within a 90 day period unless otherwise deferred by Participant (See Section 10).
13.  WITHHOLDING PAYROLL TAXES
To the extent required by the laws in effect at the time payments are made, the Corporation shall withhold from payments made hereunder any taxes required to be withheld for federal, state, or local governmental purposes.
14.  MODE OF PAYMENT
All payments under the Program shall be made by negotiable check or other cash equivalent.
15.  BENEFICIARY DESIGNATION
If a Participant dies before receiving all the distributions to which he/she is entitled, the remainder will be paid to such person as may be designated by an instrument in writing, and in a form acceptable to the Committee, executed by the Participant and delivered to the Committee during the Participant's lifetime, which designation the Participant may revoke or modify from time to time by an instrument in writing in a form acceptable to the Committee, executed by the Participant and delivered to the Committee during the Participant's lifetime. If no such designation is delivered to the Committee, or if no such designated Beneficiary is then living, then the remaining distributions shall be paid to the surviving spouse of the Participant, or in the event there is no such surviving spouse, to the estate of the Participant.
16.  NON-ALIENATION
A Participant shall have no fight to pledge, hypothecate, anticipate, or in any way create a lien upon any amounts payable under this Program, and no benefit payable hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts, or by operation of law.
17.  NO EMPLOYMENT RIGHTS
Nothing in this Program shall interfere with or limit in any way the right of the Corporation to terminate any Participant's employment at any time for any reason, nor confer upon any Participant any right to continue in the employ of the Corporation or its subsidiaries.
18.  GOVERNING LAW
This Program shall be construed in accordance with the laws of the State of Illinois.

IN WITNESS WHEREOF, the Corporation has adopted this the amended and restated ACE HARDWARE CORPORATION OFFICER INCENTIVE PLAN as of December 8, 1998.

ACE HARDWARE CORPORATION,
 A Delaware corporation
By: Howard Jung
       Chairman of the Board of Directors
and
By: David F. Hodnik
       President and CEO

                                                                     EXHIBIT A
                                                                PARTICIPANTS

Tier A:        David F. Hodnik
                  William A. Loftus
                  Paul M. Ingevaldson
                  Rita D. Kahle
                  Michael C. Bodzewski
                  Lori L. Bossmann
                  Ray A. Griffith
                  David W. League
                  David F. Myer
                  Fred J. Neer
                  Donald L. Schuman

Tier B:    William J. Bauman                 (The VA Plan Only)
              Kennith L. Nichols                 (The VA Plan Only)
              Daniel C. Prochaska              (The VA Plan Only)
              Wayne E. Wiggleton              (The VA Plan Only)
                                                        AWARD OPPORTUNITIES

                                                                                                    ST Plan
                Tiers and Participation                                    Award Opportunities

                                                                                                                 Individual        Team
Tier I                                                                                                              15%                25%
            Rita D. Kahle
            William A. Loftus

Tier II                                                                                                             15%                20%
            Michael C. Bodzewski
            Paul M. Ingevaldson
            David F. Myer

Tier III                                                                                                            15%               15%
            Lori L. Bossmann
            Ray A. Griffith
            David W. League
            Fred J. Neer
            Donald L. Schuman

                                                                                                                VA Plan
    Participant                                                                          Target Award Opportunity

    David F. Hodnik                                                                                90%
    William A. Loftus                                                                               30%
    Paul M. Ingevaldson                                                                         30%
    Rita D. Kahle                                                                                     30%
    Michael C. Bodzewski                                                                     30%
    Lori L. Bossmann                                                                             30%
    Ray A. Griffith                                                                                    30%
    David W. League                                                                              30%
    David F. Myer                                                                                    30%
    Fred J. Neer                                                                                      30%
    Donald L. Schuman                                                                          30%

New participants beginning January 1, 1999:

    William J. Bauman                                                                           10%
    Kennith L. Nichols                                                                            10%
    Daniel C. Prochaska                                                                       10%
    Wayne E. Wiggleton                                                                        10%

The VA Plan is a rolling 3 year plan.  New participants beginning January 1, 1999 will have prorated payments in the first two years, a 33% payment at the end of 1999 and a 66% payment at the end of 2000.

                                                                        RATIOS

                -  Gross Patronage Dividend Threshold for actual RSC sales is 5.4 percent.
                -  Gross Patronage Dividend Threshold for actual LBM sales is 0.45 percent.
                -  Permanent Sharing Ratio is 4.96 percent.

                                    EXECUTIVE SHORT-TEM INCENTIVE PLAN
        MULTIPLIER MATRIX - APPLIES TO TEAM PORTION OF SHORT TERM GOAL

                                RETURN ON SALES * * *

2.62%	2.67%	2.72%	2.77%	2.82%	2.87%	2.92%

	LT	4%	50%	60%	70%	100%	140%	170%	175%
		6%	40%	70%	80%	110%	130%	160%	175%
Wholesale		8%	30%	60%	100%	120%	130%	160%	175%
Sales		10%	25%	50%	100%	125%	130%	150%	160%
Increase		12%	25%	40%	100%	130%	140%	150%	160%
		14%	25%	30%	100%	140%	150%	150%	160%
	GT	15%	25%	25%	100%	150%	150%	150%	160%

*    For 1999, the target goal will be at 2.72% and for the year 2000, 2.74%.  At the end of the year 2000, the plan and the return on sales goal will be re-evaluated.  1999 and 2000 BLP will be calculated before the Paint Chip Rack subsidy.

           **   For return on sales component only - prorate between each goal based on actual results.

No proration based on sales growth. (Proration occurs only if > 2.72% and payout would be higher with proration.) The matrix is capped at +/- a 75% payout.

                      *** If retail sales growth is > wholesale sales growth, add 10% to subsequent year's payment.  Retail sales growth % will be compiled from the Retail Profile report (from retail financial statements) run in August of each subsequent year.

MULTIPLIER MATRIX CHART THAT WILL BE USED IN 1999 and 2000